Exhibit 23


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation of our report, dated January 28, 1999, on the consolidated financial statements and supporting schedule and exhibit of GTE California Incorporated and subsidiary included in this Form 10-K, into the following previously filed Registration
Statements:

      1. Form S-3 of GTE California Incorporated and subsidiary
         (File No. 333-46677)

      2. Form S-3 of GTE California Incorporated and subsidiary
         (File No. 333-63651)


                                                         ARTHUR ANDERSEN LLP

Dallas, Texas
March 31, 1999